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                     SARA LEE CORPORATION AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES   EXHIBIT 12.1
                          (IN MILLIONS EXCEPT RATIOS)

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                                                                 Thirty-Nine Weeks Ended
                                                           -----------------------------------

                                                            March 29,                March 30,
                                                              1997                     1996
                                                           ----------               ----------
Fixed charges:

   Interest expense                                        $      156               $      175

   Interest portion of rental expense                              49                       52
                                                           ----------               ----------

   Total fixed charges before capitalized interest                205                      227

   Capitalized interest                                             9                        9
                                                           ----------               ----------

      Total fixed charges                                  $      214               $      236
                                                           ----------               ----------
                                                           ----------               ----------




Earnings available for fixed charges:

   Income before income taxes                              $    1,072               $      995

   Less undistributed income in minority owned companies           (5)                      (3)

   Add minority interest in majority-owned subsidiaries            23                       29

   Add amortization of capitalized interest                        17                       17

   Add fixed charges before capitalized interest                  205                      227
                                                           ----------               ----------

      Total earnings available for fixed charges           $    1,312               $    1,265
                                                           ----------               ----------
                                                           ----------               ----------


Ratio of earnings to fixed charges                                6.1                      5.4
                                                           ----------               ----------
                                                           ----------               ----------

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